SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )

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Calavo Growers, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Since 1924

The First Name in Avocados

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MARCH 18, 2002

To our Shareholders:

The 2002 annual meeting of shareholders of Calavo Growers, Inc. will be held at our corporate headquarters located at 2530 Red Hill Avenue, Santa Ana, California, on Monday March 18, 2002, beginning at 8:00 a.m. local time. At the meeting, the holders of the Company’s outstanding common stock will act on the following matters:

(1)	Election of ten directors, each for a term of one year;

(2)	Ratification of the appointment of our independent accountants for 2002;

(3)	Approval of the 2001 Stock Purchase Plan for Officers and Employees; and

(4)	Any other matters that properly come before the meeting.

All holders of record of shares of Calavo common stock at the close of business on February 1, 2002 are entitled to vote at the meeting and any postponements or adjournments of the meeting.

IF YOU PLAN TO ATTEND:

Please note that space limitations make it necessary to limit attendance to shareholders and their guests. To accommodate the largest number of shareholders at the meeting we request that you indicate your intent to attend by calling our offices at (949) 833-4203 by March 11, 2002. Admission to the meeting will be on a first-come, first-serve basis.

By order of the Board of Directors,

Lecil E. Cole Chairman of the Board of Directors, Chief Executive Officer and President

February 21, 2002
Santa Ana, California

ABOUT THE MEETING
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
ITEM 1 — ELECTION OF DIRECTORS
ITEM 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS
ITEM 3 — APPROVAL OF THE 2001 STOCK PURCHASE PLAN FOR OFFICERS AND EMPLOYEES
OTHER MATTERS
ADDITIONAL INFORMATION
ANNEX A
ANNEX B

ABOUT THE MEETING	3
WHAT IS THE PURPOSE OF THE ANNUAL MEETING?	3
WHO IS ENTITLED TO VOTE AT THE MEETING?	3
WHAT ARE THE VOTING RIGHTS OF THE HOLDERS OF OUR COMMON STOCK?	3
WHO CAN ATTEND THE MEETING?	3
WHAT CONSTITUTES A QUORUM?	4
HOW DO I VOTE?	4
CAN I CHANGE MY VOTE AFTER I RETURN MY PROXY CARD?	4
WHAT ARE THE BOARD’S RECOMMENDATIONS?	4
WHAT VOTE IS REQUIRED TO APPROVE EACH ITEM?	4
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	5
WHO ARE THE LARGEST OWNERS OF OUR COMMON STOCK?	5
HOW MUCH COMMON STOCK DO OUR DIRECTORS AND EXECUTIVE OFFICERS OWN?	5
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	6
ITEM 1 — ELECTION OF DIRECTORS	7
DIRECTORS’ COMPENSATION	8
How Often Did the Board Meet During 2001?	9
What committees has the Board Established?	9
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	10
REPORT OF AUDIT AND FINANCE COMMITTEE	11
AUDIT AND NON-AUDIT FEES	12
EXECUTIVE COMPENSATION	12
Report of the Compensation Committee	12
Compensation Committee Interlocks and Insider Participation	14
Executive Compensation Summary Table	14
COMPARISON OF CUMULATIVE TOTAL RETURNS	16
ITEM 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS	17
ITEM 3 — APPROVAL OF THE 2001 STOCK PURCHASE PLAN FOR OFFICERS AND EMPLOYEES	17
OTHER MATTERS	19
ADDITIONAL INFORMATION	20
ANNEX A	21
ANNEX B	22

Since 1924

The First Name in Avocados

2530 Red Hill Avenue
Santa Ana, California 92705

PROXY STATEMENT

This proxy statement contains information related to the annual meeting of shareholders of Calavo Growers, Inc. to be held on Monday, March 18, 2002, beginning at 8:00 a.m. local time, at our corporate headquarters located at 2530 Red Hill Avenue, Santa Ana, California, and at any postponements or adjournments thereof. This proxy statement and the accompanying proxy are being mailed to shareholders on or about February 21, 2002 in connection with the solicitation by the Board of Directors of proxies for use at the annual meeting.

ABOUT THE MEETING

What is the purpose of the annual meeting?

At our annual meeting, shareholders will act upon the matters outlined in the notice of meeting on the cover page of this proxy statement, including the election of directors, ratification of our independent accountants, and approval of our 2001 Stock Purchase Plan for Officers and Employees. In addition, management will report on our performance during fiscal 2001 and respond to questions from shareholders.

Who is entitled to vote at the meeting?

Only shareholders of record at the close of business on February 1, 2002, the record date for the meeting, are entitled to receive notice of and to participate in the annual meeting. If you were a shareholder of record on that date, you will be entitled to vote all of the shares that you held on that date at the meeting, or any postponements or adjournments of the meeting.

What are the voting rights of the holders of our common stock?

For all matters, other than the vote for director candidates, each outstanding share of our common stock will be entitled to one vote on each matter. Each holder of our common stock, when voting for director candidates, will be entitled to cast votes equal to the number of votes his or her shares are normally entitled to, multiplied by the number of directors to be elected, and he or she may cast all of such votes for a single director candidate, or may distribute them among some or all of the director candidates as he or she sees fit. Unless marked otherwise, proxies will give the proxy holders discretionary authority to cumulate votes if they so choose in order to elect all or as many of such nominees as possible.

Who can attend the meeting?

All shareholders as of the record date, or their duly appointed proxies, may attend the meeting, and each may be accompanied by one guest. Seating, however, is limited. Please note that space limitations make it necessary to limit attendance to shareholders and their guests. To accommodate the largest number of shareholders at the meeting we request that you indicate your intent to attend by calling our offices at (949) 833-4203 by March 11, 2002. Admission to the meeting will be on a first-come, first-serve basis.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of the common stock that are outstanding on the record date will constitute a quorum, permitting the meeting to conduct its business. As of the record date, 10,972,306 shares of common stock, representing the same number of votes, were outstanding. Thus, the presence of the holders of common stock representing at least 5,486,154 votes will be required to establish a quorum.

Proxies received but marked as abstentions will be included in the calculation of the number of votes considered to be present at the meeting, but they will be treated as unvoted with respect to the matter or matters on which the abstentions are indicated.

How do I vote?

If you complete and properly sign the accompanying proxy card and return it to us, it will be voted as you direct. If you are a registered shareholder and attend the meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot at the meeting.

Can I change my vote after I return my proxy card?

Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with our Secretary either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

What are the Board’s recommendations?

Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. The Board’s recommendation is set forth together with the description of each item in this proxy statement. In summary, the Board recommends a vote:

•	for election of the nominated slate of directors (see Item 1);

•	for ratification of the appointment of Deloitte & Touche LLP as our independent accountants for fiscal 2002 (see Item 2); and

•	for approval of the 2001 Stock Purchase Plan for Officers and Employees (see Item 3).

With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

What vote is required to approve each item?

Election of Directors. The ten director candidates receiving the highest number of affirmative votes shall be elected; provided, however, such candidates must satisfy the qualification requirements for directors that are described in our Bylaws.

Other Items. For each other item, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and voting on the item will be required for approval, provided that the shares voting affirmatively must also constitute a majority of the required quorum for the meeting. A properly executed proxy marked “ABSTAIN” with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Who are the largest owners of our common stock?

Based on a review of filings with the Securities and Exchange Commission, we are unaware of any holders of more than 5% of the outstanding shares of our common stock as of February 1, 2002, except for Mr. Lecil E. Cole, our Chairman of the Board of Directors, President, and Chief Executive Officer. Mr. Cole beneficially owns 1,017,654 shares of our common stock or approximately 9.1% of the shares of our outstanding common stock.

How much common stock do our directors and executive officers own?

     The following table shows the amount of common stock beneficially owned (unless otherwise indicated) by our directors, executive officers and any persons who own more than 5% of our common stock. Except as otherwise indicated, all information is as of February 1, 2002.

	Shares of Common	Percent of Common
	Stock Beneficially	Stock Beneficially
	Owned as of	Owned as of
Name of Beneficial Owner(1)	February 1, 2002(2)	February 1, 2002

Lecil E. Cole	1,017,654	9.1%
Edward P. Smith(3)	128,792	1.1
George H. Barnes	105,799	0.9
Fred J. Ferrazzano(4)	220,799	2.0
Roy V. Keenan(5)	448,801	4.0
Alva V. Snider(6)	108,884	1.0
Scott Van Der Kar(7)	136,707	1.2
J. Link Leavens(8)	383,558	3.4
Dorcas H. Thille	119,044	1.1
John M. Hunt(9)	237,822	2.1
Egidio Carbone, Jr.	0	0
Robert J. Wedin	0	0
Gerard J. Watts	0	0
Alan C. Ahmer	0	0
All directors and executive officers as a group (15 persons)	2,907,860	25.9%

(1)	Each person’s address is the address of the Company, which is 2530 Red Hill Avenue, Santa Ana, CA 92705.

(2)	Includes shares that may be acquired upon the exercise of outstanding stock options within 60 days after February 1, 2002 as follows: 80,000, 50,000, and 105,000; for Messrs. Smith, Barnes and Hunt, respectively, and 235,000 shares for all directors and executive officers as a group.

(3)	Information presented for Mr. Smith includes 128,792 shares held in a family trust and with respect to which Mr. Smith has voting and investment power as trustee.

(4)	Information presented for Mr. Ferrazzano includes 220,799 shares held in a family trust and with respect to which Mr. Ferrazzano has voting and investment power as trustee.

(5)	Information presented for Mr. Keenan includes 50,000 shares of common stock held in a trust with respect to which Mr. Keenan’s wife is a trustee and has voting and investment power; 192,585 shares of common stock held in a profit sharing plan with respect to which Mr. Keenan is a trustee and has voting and investment power; and 51,216 shares held in a family trust with respect to which Mr. Keenan is a trustee and has voting and investment power as trustee.

(6)	Information presented for Mr. Snider includes 108,884 shares held in a family trust and with respect to which Mr. Snider has voting and investment power as trustee.

(7)	Information presented for Mr. Van Der Kar includes 136,707 shares held in multiple family trusts and with respect to which Mr. Van Der Kar shares voting and investment power as a trustee.

(8)	Information presented for Mr. Leavens includes 198,823 shares that are owned of record by partnerships of which Mr. Leavens is a partner. Mr. Leavens shares voting and investment power with respect to the shares.

(9)	Information presented for Mr. Hunt includes 132,822 shares that are owned by his employer, Embarcadero Ranch. Mr. Hunt shares voting and investment power with respect to the shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Based upon a review of filings with the Securities and Exchange Commission and written representations that no other reports were required, we believe that all of our directors and executive officers complied during fiscal 2001 with the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934.

ITEM 1 — ELECTION OF DIRECTORS

The current term of office of all of our directors expires at the 2002 annual meeting. The Board of Directors proposes that the following nominees, all of whom are currently serving as directors, be re-elected for a new term of one year and until their successors are duly elected and qualified. Each of the nominees has consented to serve if elected. If any of them becomes unavailable to serve as a director, the Board may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the Board.

The directors standing for election are:

Lecil E. Cole.	Director since 1982

Mr. Cole, age 62, serves as our Chairman of the Board of Directors, Chief Executive Officer and President. He served as an executive of Safeway Stores from 1964 to 1976 and as the Chairman of Central Coast Federal Land Bank from 1986 to 1996. Mr. Cole has served as the Chairman and President of Hawaiian Sweet Inc. and Tropical Hawaiian Products, Inc. since 1996. Mr. Cole farms a total of 4,430 acres in California and Hawaii on which avocados, papayas and cattle are produced and raised.

Edward P. Smith	Director since 1997

Mr. Smith, age 71, has been an avocado grower since 1977. Until his retirement in 1986, he served as an engineering manager with Interstate Electronics Corp.

George H. Barnes	Director since 2000

Mr. Barnes, age 69, has practiced as a real estate broker with Matthews & O’Donnell since 1995.

Fred J. Ferrazzano	Director since 1985

Mr. Ferrazzano, age 69, has served as the President and Chief Executive Officer of Ferrazzano Farms, Inc. since 1973 and the President and Chief Executive Officer of Westbridge Estates, Inc., a residential homes developer, since 1989. He has served in excess of five years as Chairman, President, and Chief Executive Officer of the Conservative Order of Good Guys, a political action committee. Mr. Ferrazzano is a retired Commander in the United States Navy and has a degree in engineering science from the United States Naval Postgraduate School.

Roy V. Keenan	Director since 1993

Mr. Keenan, age 66, has owned and operated an avocado, citrus and commercial flower grove totaling between 50 to 120 acres since 1981. He is a retired Vice President of a building contractor firm and has a master’s degree in aeronautics and astronautics from the Massachusetts Institute of Technology.

Alva V. Snider	Director since 1987

Mr. Snider, age 86, has owned and managed a seven-acre avocado and specialty crop grove since 1968. He is a retired manager of Shell Chemical Corp and has a master’s degree in organic chemistry from Oregon State University.

Scott Van Der Kar	Director since 1994

Mr. Van Der Kar, age 47, has served as a manager of Van Der Kar Family Farms (Pinehill Ranch) since 1978. He is a member of the boards of the California Cherimoya Association, the Santa Barbara County Farm Bureau and the Santa Barbara County Workforce Investment Board. He has a bachelor’s degree in farm management from California Polytechnic State University, San Luis Obispo.

J. Link Leavens	Director since 1987

Mr. Leavens, age 51, is general manager of Leavens Ranches, a family partnership that farms 1,000 acres of lemons and avocados. He has served as the President of the Ventura County Resource Conservation District since 1990 and as a member of the Ventura County Agricultural Land Trust since 1992. Mr. Leavens is a former President of the Ventura County Farm Bureau, and he has a bachelor’s degree in plant and soil science from California Polytechnic State University, Pomona, and a master’s degree in business administration from California Lutheran University.

Dorcas H. Thille	Director since 1986

Ms. Thille, age 70, owns and operates the J.K. Thille Ranches, a 280-acre farm on which avocados, lemons and vegetables have been grown since 1972. She is a member of the boards of the Saticoy Lemon Association, the Agricultural Issues Center and the Agricultural Council of California.

John M. Hunt	Director since 1993

Mr. Hunt, age 45, has served as the General Manager of Embarcadero Ranch since 1982 where he manages a 400-acre avocado and citrus ranch. Mr. Hunt has a bachelor’s degree in plant soil science from California Polytechnic State University, San Luis Obispo.

Directors’ Compensation

Base Compensation. Each director receives a fee of $1,000 per Board meeting and $500 per Committee meeting attended plus a mileage reimbursement of $0.325 per mile.

Options. In November 2001, each director was granted an option to purchase shares of our common stock at an exercise price of $5.00 per share pursuant to our 2001 Stock Option Plan for Directors. The exercise price exceeded the fair market value of our stock, which was approximately $3.95 per share on the date that the options were granted. Each option has a five-year term and became exercisable in full on the grant date.

The number of shares covered by each option is as follows:

Number of
shares covered
Director	by each option

Lecil E. Cole	230,000
Edward P. Smith	100,000
George H. Barnes	100,000
Fred J. Ferrazzano	115,000
Roy V. Keenan	155,000
Alva V. Snider	100,000
Scott Van Der Kar	105,000
J. Link Leavens	130,000
Dorcas H. Thille	100,000
John M. Hunt	105,000

In January 2002, nine of our ten directors elected to exercise their options, either in part or in full. The directors acquired a total of 1,005,000 shares through the exercise of their options. The shares that they acquired upon exercise of the options are included in the stock ownership table set forth above. The number of shares that may be acquired by directors who did not fully exercise their options is also set forth in the stock ownership table and in the notes to the table. Each director made a cash payment to us equal to ten percent of the exercise price of the shares or pledged to us shares already owned by the director in lieu of a ten percent cash payment. Each director who exercised an option also gave us a full recourse promissory note for the portion of the exercise price that the director did not pay in cash. The promissory note is secured by a pledge of all of the acquired shares. Information about the amounts of these promissory notes is presented below under “Certain Relationships and Related Transactions.”

How often did the Board meet during 2001?

The Board of Directors met twenty times during fiscal 2001. Each director attended more than 75% of the total number of meetings of the Board and Committees on which he or she served.

What committees has the Board established?

The Board of Directors has standing Executive, Compensation, Audit and Finance, Grower Relations, and Processed Committees.

BOARD COMMITTEE MEMBERSHIP (1)

	Executive	Compensation	Audit and Finance	Grower Relations	Processed
Director	Committee	Committee	Committee	Committee	Committee

Lecil E. Cole	**	**
Edward P. Smith		*		*	*
George H. Barnes		*	*	*
Fred J. Ferrazzano		*			*
Roy V. Keenan	*	*	**		*
Alva V. Snider	*	*	*	*
Scott Van Der Kar	*	*		*	*
J. Link Leavens	*	*	*		**
Dorcas H. Thille		*		**
John M. Hunt		*	*		*

*	Member.

**	Chair.

(1)	As of February 1, 2002.

Executive Committee. The Executive Committee exercises the authority of the Board of Directors when the Board is not in session, as permitted by law and by policy. In fiscal 2001, the Executive Committee held no meetings.

Compensation Committee. The Compensation Committee is charged with reviewing our general compensation strategy; establishing salaries and reviewing benefit programs, including pensions; and reviewing, approving, recommending and administering incentive compensation. In fiscal 2001, the Compensation Committee held one meeting.

Audit and Finance Committee. The Audit and Finance Committee reviews our financial structure, policies and procedures and internal controls. The Committee’s responsibilities also include oversight activities that are described below under the headingReport of the Audit and Finance Committee. In fiscal 2001, the Audit and Finance Committee held two meetings. Because each of our directors markets avocados through us and receives payments under marketing agreements with us, the members of the Audit and Finance Committee are not “independent” within the meaning of Rule 4200(a)(14) of the listing standards of the National Association of Securities Dealers.

Grower Relations Committee. The Grower Relations Committee reviews grower issues and met twelve times during the fiscal year.

Processed Committee. The Processed Committee reviews the results and planning for our processed products business segment. In fiscal 2001, the Processed Committee held no meetings.

The Board of Directors has not appointed a Nominating Committee. However, the Board will consider director nominations recommended by shareholders.

Certain Relationships and Related Transactions

Sales of papaya, on behalf of an entity owned by the Chairman of the Board of Directors, amounted to $3,378,000 for the year ended October 31, 2001, resulting in gross profits of $340,000. Included in our trade accounts payable and accrued liabilities are $317,000 at October 31, 2001, due to the above entity.

Each of our directors markets avocados through us pursuant to a marketing agreement that is identical to the marketing agreements that we have entered into with other growers. During the fiscal year ended October 31, 2001, we paid the following amounts to each of our directors, including to any entity owned or controlled by the director, with respect to avocados marketed through us:

Amounts paid to
director or controlled
entity pursuant to
Director	marketing agreements

Lecil E. Cole	$798,553
Edward P. Smith	36,078
George H. Barnes	37,425
Fred J. Ferrazzano	132
Roy V. Keenan	328,766
Alva V. Snider	13,214
Scott Van Der Kar	890,692
J. Link Leavens	1,734,347
Dorcas H. Thille	161,616
John M. Hunt	968,649

In January 2002, nine members of our Board of Directors executed full recourse promissory notes in connection with the exercise of stock options granted to them pursuant to our 2001 Stock Option Plan for Directors. As of January 31, 2002, these directors were indebted to us as follows:

Promissory notes
executed by directors
in connection
Director	with stock option exercise

Lecil E. Cole	$1,150,000
Edward P. Smith	90,000
George H. Barnes	250,000
Fred J. Ferrazzano	517,500
Roy V. Keenan	775,000
Alva V. Snider	494,420
Scott Van Der Kar	420,000
J. Link Leavens	585,000
Dorcas H. Thille	450,000

Report of Audit and Finance Committee

The following Report of the Audit and Finance Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any of our other filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent we specifically incorporate this Report by reference therein.

During fiscal 2001, the Audit and Finance Committee of the Board of Directors developed an updated charter, which was approved by the full Board in February 2002 and is included with this Proxy Statement as ANNEX A. The updated charter, which reflects standards set forth in new Securities and Exchange Commission regulations, recognizes three broad categories of Committee responsibilities:

•	monitoring preparation of quarterly and annual financial reports by our management;

•	supervising the relationship between management and our outside auditors, including recommending their appointment or removal, reviewing the scope of their audit services and non-audit services and related fees, and determining whether the outside auditors are independent; and

•	overseeing management’s implementation of effective systems of internal controls, including review of our policies relating to legal and regulatory compliance, ethics and conflicts of interests.

The Committee met once during fiscal 2001 to carry out its responsibilities. The Committee schedules its meetings with a view to ensuring that it devotes appropriate attention to all of its tasks.

As part of its oversight of our financial statements, the Committee reviewed and discussed with both management and our outside auditors all financial statements prior to their issuance. Management advised the Committee in each case that all financial statements were prepared in accordance with generally accepted accounting principles, and reviewed significant accounting issues with the Committee. These reviews included discussion with the outside auditors of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committees).

The Committee also discussed with Deloitte & Touche LLP matters relating to its independence, including a review of audit and non-audit fees and the disclosures made to the Committee pursuant to Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

In addition, the Committee reviewed major initiatives and programs aimed at strengthening the effectiveness of our internal control structure. As part of this process, the Committee continued to monitor and review staffing levels and steps taken to implement recommended improvements in internal procedures and controls.

Taking all of these reviews and discussions into account, the Committee recommended to the Board of Directors that the Board approve the inclusion of our audited financial statements in our Annual Report on Form 10-K for the fiscal year ended October 31, 2001, for filing with the Securities and Exchange Commission.

2001 Audit and Finance Committee

Roy V. Keenan, Chairman
George H. Barnes
Alva V. Snider
J. Link Leavens

Audit and Non-Audit Fees

The following table presents fees for professional audit services rendered by our principal accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates for the audit of our annual financial statements for 2001, and fees billed for other services rendered for fiscal 2001:

Audit fees and quarterly reviews	$141,000

Financial information systems design and implementation(a)	$—

All other fees:
Other audit-related fees (b)	$190,000
Other non-audit related fees (c)	132,000

$322,000

(a)	Consulting services for financial information systems.

(b)	Includes fees for review of our registration statements and preparation of independent auditors’ consents, as well as fees for the audits of our employee benefit plans.

(c)	Includes tax compliance services, tax return preparation and other services provided to our Mexican subsidiaries.

All non-audit services were reviewed with the Audit and Finance Committee, which concluded that the provision of such services by Deloitte & Touche LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

Executive Compensation

Report of the Compensation Committee

The following Report of the Compensation Committee and the performance graphs included elsewhere in this proxy statement do not constitute soliciting material and should not be deemed filed or incorporated by reference into any of our other filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent we specifically incorporate this Report or the performance graphs by reference therein.

The Compensation Committee of the Board of Directors has furnished the following report on executive compensation for fiscal 2001.

What is the Company’s philosophy of executive officer compensation?

The Company’s compensation program for executives consists of two key elements:

•	a base salary, and

•	a performance-based annual bonus.

Under this approach, compensation for these officers involves a high proportion of pay that is “at risk” — namely, the annual bonus. The variable annual bonus is also based, in significant part, on our performance. If approved by our shareholders, we will make available to our employees and officers the opportunity to buy common stock which we believe will provide additional incentive to create shareholder value. We believe that this three-part approach best serves our interests and those of our shareholders. Furthermore, we believe that this approach enables us to meet the requirements of the highly competitive environment in which we operate while ensuring that executive officers are compensated in a way that advances both the short- and long-term interests of our shareholders.

Base Salary. Base salaries for our executive officers other than the Chief Executive Officer, including any annual or other adjustments are based upon recommendations by the Chief Executive Officer, taking into account such factors as competitive industry salaries, a subjective assessment of the nature of the position and the contribution and experience of the officer and the length of the officer’s service. All recommendations in excess of specified levels are subject to approval or disapproval by the Compensation Committee. Mr. Cole’s salary is independently reviewed by the Committee in executive session.

Annual Bonus. Awards of annual bonuses to executive officers and employees are determined based on specific annual overall Company “performance targets” applicable to each executive officer and employee for performance periods of one or more years. Currently, the performance targets may be based on one or more of the following business criteria:

•	net income

•	net contribution by business segment

•	specific performance objectives

•	any combination of the above.

We establish annual performance targets for our executives and employees early within the fiscal year to ensure that actual performance relative to the target remains substantially uncertain.

Furthermore, the Committee authorizes the actual amount of each bonus, and whether payment or vesting of all or a portion of a bonus will be made. The Committee may also exercise “negative discretion,” and reduce bonuses otherwise payable under the objective formula as a result of other subjective factors.

For fiscal 2001, the Committee approved an overall performance target based upon the achievement of a specified level of net income and/or additional financial targets based on net contribution by business segment. After the end of the fiscal year, the Committee determined that some of the 2001 targets had not been achieved, and exercised its judgment in authorizing the payment of final bonuses to executives and employees.

How is the Company’s Chief Executive Officer compensated?

As Chief Executive Officer, Mr. Cole’s compensation is reviewed independently by the Committee in executive session. The Committee establishes Mr. Cole’s compensation by taking into account such factors as competitive industry salaries, an assessment of his contributions made during the preceding year, and his industry expertise. For fiscal 2001, Mr. Cole’s compensation did not include a bonus payment as his performance target was not met.

How is the Company addressing Internal Revenue Code limits on deductibility of compensation?

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for compensation over $1,000,000 paid for any fiscal year to the corporation’s chief executive officer and four other most highly compensated executive officers as of the end of any fiscal year.

None of our executive officers or employees have received compensation that exceed the $1,000,000 limitation provided by
Section 162(m).

2001 Compensation Committee

Lecil E. Cole, Chairman Edward P. Smith George H. Barnes Fred J. Ferrazzano Roy V. Keenan	Alva V. Snider Scott Van Der Kar J. Link Leavens Dorcas H. Thille John M. Hunt

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee are our ten directors. None of the members of the Board’s Compensation Committee is or has been an officer or employee of the Company, except for Mr. Cole who serves as Chairman of the Board of Directors, President, and Chief Executive Officer. Mr. Cole’s compensation is reviewed independently by the Committee in executive session.

Information about transactions between the Company and its directors is set forth under “Certain Relationships and Related Transactions.”

Executive Compensation Summary Table

The following table sets forth information concerning total compensation earned or paid to our Chief Executive Officer and our four other most highly compensated executive officers who served in such capacities as of October 31, 2001 for services rendered to us during the past three fiscal years.

SUMMARY COMPENSATION TABLE

		Annual Compensation(1)
				All Other
Name and Principal Position	Year	Salary	Bonus	Compensation(2)

Lecil E. Cole	2001	$240,000	$—	$13,600
Chairman, Chief Executive Officer and President	2000	240,000	100,000	12,000
	1999	67,500	—	—
Egidio Carbone, Jr.	2001	169,428	8,703	17,979
Vice President	2000	164,496	36,037	17,257
	1999	156,651	49,113	13,297
Gerard J. Watts	2001	140,322	8,703	8,419
Vice President	2000	136,236	36,969	6,986
	1999	109,962	22,550	4,903
Robert J. Wedin	2001	141,069	8,703	8,464
Vice President	2000	136,956	20,000	8,139
	1999	119,688	49,784	7,661
Alan C. Ahmer	2001	131,076	6,963	7,865
Vice President	2000	127,260	26,406	7,460
	1999	108,810	24,933	6,638

(1)	In accordance with SEC regulations, this table does not include perquisites and other personal benefits valued at the lesser of $50,000 or 10% of the total salary and bonus reported for the named executive officer. Amounts reported under Annual Compensation include amounts deferred by the named executive officers under our 401(k) plan.

(2)	Amounts reported for Mr. Carbone under All Other Compensation include $10,166, $7,873, and $8,669 that we contributed on his behalf to our 401(k) plan for each of the three fiscal years ended October 31, 2001, 2000, and 1999, as well as $7,813, $7,873, and $4,628 that we accrued for his benefit under the supplemental executive retirement agreement described below for each of the three fiscal years ended October 31, 2001, 2000, and 1999. Amounts reported under All Other Compensation for every other named executive officer represent our contributions to the 401(k) plan for the named executive officer.

Employee Benefits

We provide a 401(k) plan for all employees. Salaried employees may contribute an amount up to defined limits, which we match with a contribution of 4% of base salary, plus an additional matching percentage up to a maximum of 6% of base salary. Amounts we contribute vest at the rate of 25% per year.

Hourly employees may contribute amounts to the plan; however, no matching contributions are made by us. We contribute a fixed amount per hour worked to a multiple employer trust for each such employee.

We maintain health and medical insurance, dental insurance, vision care, short-term and long-term disability and term life insurance for all of our full-time employees.

Supplemental Executive Retirement Agreement

We have entered into a supplemental executive retirement agreement with Mr. Carbone. Pursuant to this agreement, we have committed to provide Mr. Carbone with a monthly payment following his retirement after reaching age 65 equal to 20% of his final 5-year average annual base salary divided by 12 and reduced by an amount equal to his monthly social security benefits. If Mr. Carbone retires after reaching age 62 but before reaching age 65, the amount of his monthly benefit will be the actuarially determined equivalent of his benefit following retirement after age 65. The retirement benefit is payable for the remainder of Mr. Carbone’s life. The agreement provides for Mr. Carbone’s designated beneficiary to receive a reduced payment for a 10-year period if Mr. Carbone dies prior to reaching age 62.

The agreement requires Mr. Carbone to refrain from competing with us during the 3-year period after his retirement. The agreement does not provide Mr. Carbone with a right to continue in our employment for any specified period, although the agreement does require us to make a lump sum payment to Mr. Carbone if we elect to terminate the agreement prior to the date that Mr. Carbone reaches age 62.

Comparison of Cumulative Total Returns

The following graph compares the performance of our common stock with the performance of the Nasdaq Composite Index and the Toronto Stock Exchange Food Processing Index (“TCPF”) for the 46-month period beginning in January 1, 1997 and ending October 31, 2001. The graph assumes that $100 was invested on January 1, 1997, the first day that we issued common stock, in our common stock, in the Nasdaq Composite Index and in the Toronto Stock Exchange Food Processing Index. The graph assumes the reinvestment of dividends. Our common stock is not publicly traded on a securities exchange or the Nasdaq market. Outstanding shares of our common stock may be transferred only if federal and state securities registration exemptions are satisfied. We distribute to our shareholders lists of shareholders who have indicated an interest in purchasing or selling shares of stock, and the purchasing and selling shareholders then privately negotiate the terms of the transaction. The share prices for our common stock included in the table set forth the average transaction price for purchases and sales of our common stock that occurred among our shareholders by quarter. The share prices indicated in the graph do not contain any express or implied representation about the value of our common stock or about the prices at which our common stock may be purchased and sold in the future.

Cumulative Total Return

	01/01/97	10/31/97	10/31/98	10/31/99	10/30/00	10/30/01
Calavo	100	113	129	168	204	714
Nasdaq Comp	100	124	138	232	263	132
TCPF	100	153	104	92	77	84

ITEM 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

We have appointed Deloitte & Touche LLP as our independent accountants for the fiscal year ending October 31, 2002. Deloitte & Touche LLP has served as our independent accountants since 1986. Services provided to us by Deloitte & Touche LLP in fiscal 2001 included the examination of our consolidated financial statements, limited reviews of quarterly reports, statutory audits of foreign subsidiaries, audits of benefit plans, services related to filings with the Securities and Exchange Commission and consultations on various tax and accounting matters.

Representatives of Deloitte & Touche LLP will be present at the annual meeting to respond to appropriate questions and to make such statements as they may desire.

The Board of Directors recommends that shareholders vote “FOR” ratification of the appointment of Deloitte & Touche LLP as the Company’s independent accountants for fiscal 2002.

In the event shareholders do not ratify the appointment, the appointment will be reconsidered by the Finance and Audit Committee and the Board of Directors.

ITEM 3 — APPROVAL OF THE 2001 STOCK PURCHASE PLAN FOR OFFICERS AND EMPLOYEES

The Compensation Committee and the Board of Directors have approved a new stock purchase plan for officers and employees. Key terms of the plan are summarized below. The full text is set forth in ANNEX B to this proxy statement, and the following summary is qualified by the full text of the plan that is incorporated into this proxy statement by this reference.

Purpose and Summary of Terms. Pursuant to the plan, our officers and employees are eligible to receive awards that entitle them to purchase shares of our common stock. The purpose of such awards is to align the interests of our officers and employees more closely with those of our shareholders by providing stock ownership opportunities to selected individuals. We believe that providing our officers and employees with stock ownership will enhance our long-term growth and enable us to attract and retain qualified officers and employees.

Pursuant to the plan, we may make awards to some or all of our officers and employees. As of February 1, 2002, there were approximately 102 officers and employees who were eligible to be selected to receive awards under the plan. Subject to certain adjustment provisions, the total number of shares of common stock which may be awarded under the plan shall not exceed 2,000,000 shares of common stock. As of the date of this proxy statement, no awards or shares have been issued under the plan.

The shares covered by the portion of any award under the plan that expires, terminates or is canceled unexercised shall become available again for grants under the plan. If shares of common stock sold under the plan are repurchased or otherwise reacquired by us, the number of shares so repurchased or reacquired shall again be available under the plan.

The plan shall be administered by our Compensation Committee and the Board of Directors (“Administrators”). The Board shall appoint and remove members of the Committee in its discretion in accordance with applicable laws. If necessary in order to comply with Rule 16b-3 under the Securities Exchange Act of 1934, as amended, or Section 162(m) of the Internal Revenue Code of 1986, as amended, the Committee shall, in the Board’s discretion, be comprised solely of “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act or “outside directors” within the meaning of Section 162(m) of the Code.

Promptly after selecting an officer or employee to receive an award, we will notify the officer or employee of the principal terms of the award. No awards may be made more than ten years after the effective date of the plan and no officer or employee shall be granted awards during any twelve-month period covering more than 100,000 shares of common stock. The purchase price of each share of common stock that is subject to an award shall be determined by the Administrators but shall not be less than the fair market value of the common stock (determined as set forth in Section 5.15 of the plan) on the date of the award. As of February 1, 2002, the fair market value of our common stock was $3.95 per share.

With respect to each award, the Administrators shall determine whether the purchase price of the shares of common stock covered by the award is payable (i) by cash or check and/or (ii) by the officer’s or employee’s full recourse promissory note for all or part of the purchase price on such terms and bearing such interest rate as determined by the Administrators (but in no event less than the minimum interest rate specified under the Code at which no additional interest or original issue discount would be imputed), which promissory note may be either secured or unsecured in such manner as the Administrators shall approve (including, without limitation, by a security interest in the shares of common stock acquired upon exercise of the award).

Neither the plan nor the granting of any award shall interfere with or limit in any way our right to terminate the employment of any officer or employee at any time and with or without cause. The granting of the right to purchase shares of common stock under the plan, and the terms and conditions of each such grant, shall be entirely discretionary with the Administrators.

Set forth below is a general summary of the federal income tax consequences associated with the plan. It does not purport to be a complete description of the applicable tax consequences. Officers and employees granted awards under the plan are advised to consult their tax or financial advisors with respect to federal, state, local and other tax laws that apply to their specific situations.

For federal income tax purposes, an award under the plan will be treated as a “nonstatutory” (i.e., nonqualified) stock option. The recipient of an option will not have taxable income upon the grant of the option, nor will we be entitled to any deduction at that time. Generally, upon exercise of an option, the officer or employee will recognize ordinary income, and we will be entitled to a deduction, in an amount equal to the excess (if any) of the fair market value of the stock at the date of exercise over the option exercise price. An officer’s or employee’s basis for the stock for purposes of determining his or her gain or loss on subsequent disposition of the shares generally will be the fair market value of the stock on the date of exercise.

No awards will be made under the plan unless and until it is approved by our shareholders. Thereafter, the identity and number of officers and employees who will receive awards will vary from year to year, as will the number of shares of common stock covered by each grant. Assuming that the plan is approved by our shareholders, the following table sets forth the number of shares of common stock that will be covered by awards that we intend to make during the current fiscal year, subject to our right to change the proposed awards if we deem appropriate. Because the purchase price of the shares that are covered by awards must be at least equal to the fair market value of our stock on the date of the awards, the value of the awards cannot be determined at this time. The value of the awards will depend upon future changes in the market value of our stock.

New Plan Benefits
2001 Stock Purchase Plan for Officers and Employees

Number of
Shares Covered
Name and Position	By Awards to be Made

Executive Officers Named in the Summary Compensation Table
Lecil E. Cole
Chairman, Chief Executive Officer and President	100,000
Egidio Carbone Jr.
Vice President, Finance and Corporate Secretary	20,000
Gerard J. Watts
Vice President, General Manager, Calavo de Mexico	20,000
Robert J. Wedin
Vice President, Sales & Fresh Marketing	20,000
Alan C. Ahmer
Vice President, Sales, Processed Products	20,000
Executive Officer Group (9 persons)	130,000
Non-executive Officer Employees (88 persons)	161,500

Recommendation of the Board of Directors. The Board believes that the plan provides important incentives that complement our existing compensation policies in linking significant portions of our officers’ and employees’ compensation to our performance. The plan also serves our interests by granting the Compensation Committee and the Board extensive discretion to evaluate the criteria and other factors by which our officers’ and employees’ performance is to be measured and to reward superior performance within the maximum limits imposed by the plan.

For the foregoing reasons, the Board of Directors, with Mr. Cole abstaining, recommends that shareholders vote “FOR” approval of the 2001 Stock Purchase Plan for Officers and Employees.

OTHER MATTERS

As of the date of this proxy statement, we know of no business that will be presented for consideration at the annual meeting other than the items referred to above. If any other matter is properly brought before the meeting for action by shareholders, proxies in the enclosed form returned to us will be voted in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy holders.

ADDITIONAL INFORMATION

Shareholder Proposals for the 2003 Annual Meeting. Shareholders interested in submitting a proposal for inclusion in the proxy materials for the annual meeting of shareholders in 2003 may do so by following the procedures prescribed in SEC Rule l4a-8. To be eligible for inclusion, shareholder proposals must be received by our Corporate Secretary at the address indicated below no later than October 24, 2002. If notice of a shareholder proposal submitted outside the process of Rule 14a-8 is not received by our Corporate Secretary by January 7, 2003, the persons named in our proxy for the next annual meeting of shareholders will have discretionary authority to vote on the proposal in accordance with their best judgment.

Proxy Solicitation Costs. The proxies being solicited hereby are being solicited by us. We will bear the cost of soliciting proxies in the enclosed form which will be limited to printing and mailing costs of approximately $4,000. Our officers and regular employees may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, telex, facsimile or electronic means.

SHAREHOLDERS ENTITLED TO VOTE AT THE ANNUAL MEETING MAY OBTAIN, WITHOUT CHARGE, A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED OCTOBER 31, 2001, OTHER THAN EXHIBITS TO SUCH REPORT, UPON WRITTEN OR ORAL REQUEST TO CALAVO GROWERS, INC., 2530 RED HILL AVENUE, SANTA ANA, CALIFORNIA 92705, TELEPHONE (949) 833-4203, ATTENTION DONNA GAAB. THE COMPANY WILL ALSO FURNISH TO SUCH PERSONS A COPY OF ANY EXHIBITS TO ITS ANNUAL REPORT ON FORM 10-K FOR A FEE OF $.20 PER PAGE, PAYABLE IN ADVANCE. THIS FEE COVERS ONLY THE COMPANY’S REASONABLE EXPENSES IN FURNISHING THE EXHIBITS.

ANNEX A

CALAVO GROWERS, INC.
CHARTER OF THE AUDIT AND FINANCE COMMITTEE OF THE BOARD OF DIRECTORS

Purpose. The Committee assists the Board of Directors in fulfilling its responsibility for oversight of the quality and the integrity of the accounting, auditing, and reporting practices of the Company, and such other duties as directed by the Board. The Committee will focus on the financial reporting to shareholders, on managing the business and financial risks and compliance with legal, ethical, and regulatory requirements.

Membership. The Committee shall consist of at least three directors who are generally knowledgeable in financial reporting and auditing matters, including at least one member with accounting or related financial management expertise. Each member shall be free of any relationship, other than the marketing of avocados through Calavo, which in the opinion of the Board would interfere with his or her individual exercise of independent judgment.

Communications. The Committee shall maintain a free and open communication with the independent public accounting firm, internal auditing staff, and management. This shall include private executive sessions with each party, at least annually. The chairperson of the Committee shall report to the full Board.

Authority. The Committee shall investigate any matters brought to its attention, with full power to retain outside counsel or other experts for this purpose.

Responsibility. Preparation of the Company’s financial statements in accordance with generally accepted accounting principles is the responsibility of management. The independent auditors’ responsibility is to express an opinion on the financial statements based on their audit.

ANNEX B

2001 STOCK PURCHASE PLAN FOR OFFICERS AND EMPLOYEES
OF
CALAVO GROWERS, INC.

1. PURPOSE OF THE PLAN.

     Pursuant to this 2001 Stock Purchase Plan for Officers and Employees (the “Plan”) of Calavo Growers, Inc., a California corporation (the “Company”), officers and employees of the Company and its subsidiaries are eligible to receive awards (“Stock Purchase Awards”) that entitle them to purchase shares of the common stock of the Company, par value $0.001 per share (“Common Stock”). The purpose of the Plan is to align the interests of the Company’s officers and employees more closely with those of the Company’s shareholders by providing stock ownership opportunities to selected officers and employees. The Company believes that providing its officers and employees with stock ownership in the Company will enhance the long-term growth of the Company and enable it to attract and retain qualified officers and employees.

2. ELIGIBILITY TO RECEIVE STOCK PURCHASE AWARDS.

     The Administrator (as defined below) may, from time to time, make Stock Purchase Awards to some or all of the officers and employees of the Company and its subsidiaries. Each Stock Purchase Award will entitle its recipient to purchase shares of Common Stock on the terms and conditions that are described in the Plan, in a Stock Purchase Award notice delivered by the Company and in a stock purchase agreement (the “Stock Purchase Agreement”) between the Company and the officer or employee. No Stock Purchase Awards shall be made under the Plan to any person who is not an officer or employee of the Company or a subsidiary on the date of the Stock Purchase Award. The term “subsidiary” as used in the Plan means a subsidiary corporation of the Company as defined in Section 424(f) or any other applicable provision of the Internal Revenue Code of 1986, as amended (the “Code”). Unless otherwise expressly indicated, references in the Plan to officers and employees of the Company include officers and employees of the Company’s subsidiaries.

3. STOCK SUBJECT TO THE PLAN; MAXIMUM NUMBER OF GRANTS.

     Subject to the adjustment provisions of Section 5.13 of the Plan, the total number of shares of Common Stock which may be offered under, or issued under Stock Purchase Awards granted pursuant to, the Plan shall not exceed Two Million (2,000,000) shares of Common Stock. The shares covered by the portion of any Stock Purchase Award under the Plan that expires, terminates or is cancelled unexercised shall become available again for grants under the Plan. If shares of Common Stock sold under the Plan are repurchased or otherwise reacquired by the Company, the number of shares so repurchased or reacquired shall again be available under the Plan.

4. ADMINISTRATION.

     4.1 The Plan shall be administered by the Board of Directors of the Company (the “Board”) or by a committee (the “Committee”) to which administration of the Plan, or of part of the Plan, is delegated by the Board (in either case, the “Administrator”). The Board shall appoint and remove members of the Committee in its discretion in accordance with applicable laws. If necessary in order to comply with Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or Section 162(m) of the Code, the Committee shall, in the Board’s discretion, be comprised solely of “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act or “outside directors” within the meaning of Section 162(m) of the Code. The foregoing notwithstanding, the Administrator may delegate non-discretionary administrative duties to such employees of the Company as it deems proper, and the Board, in its discretion, may at any time and from time to time exercise any and all rights and duties of the Administrator under the Plan.

     4.2 Subject to the other provisions of the Plan, the Administrator shall have the authority, in its discretion: (i) to grant Stock Purchase Awards; (ii) to determine the fair market value of the Common Stock subject to Stock Purchase Awards; (iii) to determine the purchase price of Common Stock subject to Stock Purchase Awards; (iv) to determine the persons to whom, and the time or times at which, Stock Purchase Awards shall be granted and the number of shares subject to each Stock Purchase Award; (v) to construe and interpret the terms and conditions of the Plan, of any Stock Purchase Agreement and all Stock Purchase Awards granted under the Plan; (vi) to prescribe, amend and rescind rules and regulations relating to the Plan; (vii) to determine all other terms and conditions of each Stock Purchase Award granted under the Plan (which need not be identical); (viii) with the consent of the Stock Purchase Award holder, to rescind any Stock Purchase Award and to amend the terms of any Stock Purchase Award or Stock Purchase Agreement; (ix) to authorize any person to execute on behalf of the Company any instrument evidencing the grant of a Stock Purchase Award; and (x) to make all other determinations deemed necessary or advisable for the administration of the Plan, any Stock Purchase Award or Stock Purchase Agreement. The Administrator may delegate non-discretionary administrative duties to such employees of the Company as it deems proper.

     4.3 All questions of interpretation, implementation and application of the Plan or any Stock Purchase Award or Stock Purchase Agreement shall be determined by the Administrator, which determination shall be final and binding on all persons.

5. TERMS AND CONDITIONS OF STOCK PURCHASE AWARDS.

     5.1 Selection of Stock Purchase Award Recipients. The Administrator shall determine the officers and employees who shall receive Stock Purchase Awards and the date of each Stock Purchase Award. Promptly after selecting an officer or employee to receive a Stock Purchase Award, the Administrator shall notify the officer or employee of the principal terms of the award. No Stock Purchase Awards may be made more than ten (10) years after the effective date of the Plan.

     5.2 Number of Shares Covered by Each Stock Purchase Award. The Administrator shall determine the number of shares of Common Stock to be covered by each Stock Purchase Award. However, subject to the adjustment provisions of Section 5.13 of the Plan, no officer or employee shall be granted Stock Purchase Awards during any twelve-month period covering more than One Hundred Thousand (100,000) shares of Common Stock.

     5.3 Amount of the Purchase Price. The purchase price of each share of Common Stock that is subject to a Stock Purchase Award shall be determined by the Administrator. However, the purchase price shall not be less than the fair market value of the Common Stock (determined as set forth below in Section 5.15) on the date of the Stock Purchase Award.

     5.4 Method of Paying the Purchase Price. With respect to each Stock Purchase Award, the Administrator shall determine whether the purchase price of the shares of Common Stock covered by the award is payable (i) by cash or check and/or (ii) by the officer’s or employee’s full recourse promissory note for all or part of the purchase price on such terms and bearing such interest rate as determined by the Administrator (but in no event less than the minimum interest rate specified under the Code at which no additional interest or original issue discount would be imputed), which promissory note may be either secured or unsecured in such manner as the Administrator shall approve (including, without limitation, by a security interest in the shares of Common Stock acquired upon exercise of the Stock Purchase Award).

     5.5 Manner of Stock Purchase Award Exercise. An officer or employee who desires to purchase shares of Common Stock pursuant to a Stock Purchase Award must, within thirty (30) days after the date of the Stock Purchase Award or within such longer period as the Administrator permits in its discretion, exercise the Stock Purchase Award by giving written notice to the Company at its principal executive office, to the attention of the Company’s Chief Financial Officer or other officer of the Company designated by the Administrator. The notice must specify the number of shares to be purchased by the officer or employee. If the Administrator elected to provide the officer or employee with the right to pay part or all of the purchase price with a full recourse promissory note, the notice must also specify the portion of the purchase price (if any) that the officer or employee desires to pay with a promissory note. The notice shall contain any other information required by the Administrator. Failure to deliver a timely notice to the Company shall constitute the officer’s or employee’s irrevocable election to purchase none of the shares of Common Stock that are the subject of the Stock Purchase Award.

     5.6 Delivery of the Purchase Price and Execution of a Stock Purchase Agreement. Within sixty (60) days after the date of the Stock Purchase Award (or such longer period as the Administrator permits in its discretion), each officer or employee who has elected to purchase some or all of the shares of Common Stock that are the subject of a Stock Purchase Award shall deliver to the Company (i) a promissory note for the portion of the purchase price that the officer or employee has elected to pay on a deferred basis pursuant to the terms and conditions of the Stock Purchase Award, (ii) cash or a check for the balance of the purchase price, (iii) an executed Stock Purchase Agreement, and (iv) any financing statements and other documents requested by the Administrator in order to evidence and secure the officer’s or employee’s purchase of the shares of Common Stock. The Administrator shall determine the form of the promissory note and the Stock Purchase Agreement, which may contain such terms and conditions not inconsistent with the Plan as may be determined by the Administrator. The Stock Purchase Agreement may evidence the officer’s or employee’s pledge of shares of Common Stock to secure payment of the promissory note or, if determined by the Administrator, the security agreement may be contained in the promissory note or in a separate document approved by the Administrator. In the event of a conflict between the terms or conditions of a promissory note, Stock Purchase Agreement or other document and the terms and conditions of the Plan, the terms and conditions of the Plan shall govern. Failure by an officer or employee to deliver the purchase price, Stock Purchase Agreement and/or other required documents on a timely basis shall constitute the officer’s or employee’s irrevocable election to purchase none of the shares of Common Stock that are the subject of the Stock Purchase Award.

     5.7 Non-Transferability of Stock Purchase Awards. No Stock Purchase Award granted under the Plan may be assigned or otherwise transferred by an officer or employee, either voluntarily or by operation of law, except by will or by the laws of descent and distribution and, during the life of the officer or employee, a Stock Purchase Award shall be exercisable only by him or her.

     5.8 Withholding Taxes. At the time of the purchase of shares of Common Stock pursuant to a Stock Purchase Award and as a condition thereto, or at such other time as the amount of such obligation becomes determinable, the officer or employee shall remit to the Company by cash or check any and all applicable federal and state withholding and employment taxes in an amount determined by the Administrator.

     5.9 Shareholder Rights. The date that the Company receives the purchase price and the executed Stock Purchase Agreement and other documents described above in Section 5.6 will be considered as the date the officer or employee acquired the shares of Common Stock as to which the Stock Purchase Award was exercised. The officer or employee shall have all of the rights of a shareholder with respect to such shares, including, without limitation, voting rights and the right to any dividends that may be declared and paid by the Company on shares of Common Stock, with respect to such acquired shares, notwithstanding his or her delivery of a promissory note to the Company with respect to all or a portion of the purchase price of such shares. However, until payment in full of any such promissory note, the shares of Common Stock that are purchased by the officer or employee shall remain subject to all of the Company’s rights and remedies upon the exercise of its security interest in the shares if the officer or employee is in default under the promissory note. Furthermore, any certificate or other document that the Company issues to the officer or employee to evidence his or her ownership of the shares of Common Stock shall refer to the Company’s security interest until the full amount of the promissory note has been paid.

     5.10 Restrictions on the Transfer of the Shares. Until the officer or employee has paid all principal and accrued interest on any promissory note that the officer or employee delivered to the Company pursuant to Section 5.6 above in connection with the purchase of shares of Common Stock, the officer or employee shall not be entitled to sell, pledge or otherwise transfer any of such shares, and any such attempted sale, pledge or other transfer shall be void. Furthermore, (i) the sale, pledge or other transfer of such shares shall at all times be subject to the restrictions on transfer that are contained in Article VI of the Company’s Bylaws, and (ii) the Administrator shall have discretion to place rights of first refusal in favor of the Company in some or all Stock Purchase Agreements.

     5.11 Termination of Employment. If an officer or employee terminates his or her employment with the Company (including its subsidiaries) for any reason or for no stated reason, or if the Company terminates such officer’s or employee’s employment with or without cause, any promissory note that the officer or employee delivered to the Company pursuant to Section 5.6 above in connection with the purchase of shares of Common Stock shall remain payable in accordance with its terms and conditions. If the employment of the officer or employee terminates (by reason of death or for any other reason) after receipt of a Stock Purchase Award but prior to the date that he or she has exercised the Stock Purchase Award pursuant to Section 5.5 above or delivered the purchase price pursuant to Section 5.6 above, the Stock Purchase Award shall terminate effective as of the date of the termination of the officer’s or employee’s employment unless the Administrator elects in its discretion to permit the former officer or employee (or his or her heirs) to exercise the Stock Purchase Award and pay for the shares of Common Stock as described above in Sections 5.5 and 5.6.

     5.12 Securities Act Compliance. Shares of Common Stock shall not be issued pursuant to the exercise of a Stock Purchase Award unless the Administrator determines that the exercise of such Stock Purchase Award and the issuance and delivery of such shares pursuant thereto will comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended (the “Securities Act”), applicable state and foreign securities laws and the requirements of any stock exchange or Nasdaq market system upon which the Common Stock may be listed. The inability of the Company to obtain from any applicable regulatory body a permit, order or approval deemed by the Administrator to be necessary to the lawful issuance and sale of any shares of Common Stock under the Plan shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite permit, order or approval shall not have been obtained. As a condition to the exercise of any Stock Purchase Award, the Administrator may require an officer or employee to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be reasonably requested by the Administrator.

     5.13 Changes in Capital Structure. Subject to Section 5.14 below, if the stock of the Company is changed by reason of a stock split, reverse stock split, stock dividend, recapitalization, combination or reclassification, proportionate adjustments shall be made by the Administrator in (i) the number and class of shares of stock subject to the Plan and each Stock Purchase Award outstanding under the Plan and (ii) the purchase price of each outstanding Stock Purchase Award; provided, however, that the Company shall not be required to issue fractional shares as a result of any such adjustments. Any adjustment, however, in an outstanding Stock Purchase Award shall be made without change in the total purchase price applicable to the Stock Purchase Award but with a corresponding adjustment in the price for each share covered by the unexercised portion of the Stock Purchase Award. Adjustments under this Section 5.13 shall be made by the Administrator, whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive. If an adjustment under this Section 5.13 would result in a fractional share interest under a Stock Purchase Award or any installment, the Administrator’s decision as to inclusion or exclusion of that fractional share interest shall be final, but no fractional shares of stock shall be issued under the Plan on account of any such adjustment.

     5.14 Corporate Transactions. Except as otherwise provided in the applicable Stock Purchase Agreement, in the event of a Corporate Transaction (as defined below), the Administrator shall, as promptly as practicable before the occurrence of the Corporate Transaction, notify each officer or employee who holds an unexercised Stock Purchase Award or a Stock Purchase Award for which the purchase price has not been delivered pursuant to Section 5.6 above. Immediately prior to the consummation of such Corporate Transaction, all unexercised Stock Purchase Awards shall terminate and all Stock Purchase Awards for which the purchase price has not been delivered pursuant to Section 5.6 shall terminate, unless the Administrator determines, in its discretion, to provide that all or certain of the outstanding Stock Purchase Awards shall be assumed or an equivalent Stock Purchase Award substituted by an applicable successor corporation or other entity or any affiliate of the successor corporation or entity. A “Corporate Transaction” means (a) a liquidation or dissolution of the Company; (b) a merger or consolidation of the Company with or into another corporation or entity as a result of which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary of the Company);

or (c) a sale of all or substantially all of the assets of the Company. The occurrence of a Corporate Transaction shall not relieve an officer or employee of the obligation to make payments of principal and accrued interest on any promissory note that has been delivered to the Company pursuant to Section 5.6 above.

     5.15 Determination of Value. For purposes of the Plan, the fair market value of Common Stock (or of other stock or securities) of the Company shall be determined by the Administrator as follows:

     5.15.1 If the stock is listed on a securities exchange, the Nasdaq National Market, the Nasdaq Small Cap Market or is otherwise regularly quoted by a recognized securities dealer or market system and if closing prices are reported, its fair market value shall be the closing price of such stock on the last business day preceding the date on which the fair market value of the stock is to be determined; but if closing prices are not reported, its fair market value shall be the average of the high bid and low asked quoted prices for such stock on the last business day preceding the date on which the fair market value of the stock is to be determined (or if there are no closing or quoted prices for such specified business day, then for the last preceding business day on which there were closing or quoted prices).

     5.15.2 In the absence of an established market for the stock, the fair market value thereof shall be determined in good faith by the Administrator, with reference to the Company’s net worth, prospective earning power, dividend-paying capacity and other relevant factors, including the goodwill of the Company, the economic outlook in the Company’s industry, the Company’s position in the industry, the Company’s management and the values of the stock of other corporations in the same or a similar line of business.

6.	NO GUARANTEE OF CONTINUED EMPLOYMENT; DISCRETIONARY NATURE OF THE PLAN; FINANCIAL STATEMENTS

     Neither the Plan nor the granting of any Stock Purchase Award shall interfere with or limit in any way the Company’s right to terminate the employment of any officer or employee at any time and with or without cause. The granting of the right to purchase shares of Common Stock under the Plan, and the terms and conditions of each such grant, shall be entirely discretionary with the Administrator, and nothing in the Plan shall be deemed to give any officer or employee any right to participate in the Plan or to purchase shares of Common Stock unless and until the Administrator elects to make a Stock Purchase Award to such officer or employee. On an annual basis, the Company shall deliver copies of its audited financial statements to all persons who hold shares of Common Stock that they have purchased under the Plan, or who hold outstanding Stock Purchase Awards, at the time that it delivers its audited financial statements to its other shareholders in compliance with applicable provisions of the Exchange Act in connection with its annual meeting of shareholders.

7. NON-EXCLUSIVITY OF THE PLAN.

     The Plan shall not be construed as creating any limitations on the power of the Company to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options and other stock purchase rights to directors, officers, employees and other persons other than under the Plan.

8. AMENDMENT OR TERMINATION OF THE PLAN.

     The Board may at any time amend, suspend or terminate the Plan. If not earlier terminated, the Plan shall automatically terminate ten (10) years after the date of its adoption by the Board. Except as provided in Section 5.14 with respect to a Corporate Transaction or in Section 9.1 below, termination of the Plan shall not affect the terms and conditions of any outstanding Stock Purchase Awards. Without the consent of the affected officer or employee, no amendment or suspension of the Plan may adversely affect outstanding Stock Purchase Awards except to conform the Plan to the requirements of applicable laws. The amendment, suspension or termination of the Plan shall not require shareholder approval unless (i) shareholder approval is required under applicable laws or under the regulations of any stock exchange or Nasdaq market system on which the Common Stock is listed or (ii) the Board otherwise concludes that shareholder approval is advisable.

9. EFFECTIVE DATE OF THE PLAN; SHAREHOLDER APPROVAL; GOVERNING LAW.

     9.1 The effective date of the Plan is December 17, 2001. In accordance with the requirements of Section 260.140.42(f) of the Rules of the California Corporations Commissioner, the Plan shall be submitted for the approval of the Company’s shareholders. If the Company’s shareholders have not approved the Plan prior to the first anniversary of the effective date of the Plan, then as required by Section 260.140.42(f) of the Rules of the California Corporations Commissioner and effective as of December 17, 2002: (i) the Plan shall terminate; (ii) all outstanding Stock Purchase Awards shall be rescinded; and (iii) the prior purchase of any and all shares of Common Stock upon the exercise of Stock Purchase Awards (including any and all stock dividends that have been distributed on such shares) shall be rescinded. In the event of a termination of the Plan pursuant to the preceding sentence, the Company promptly shall refund to officers and employees who purchased shares of Common Stock the full purchase price that they paid to the Company for their shares, provided that no interest shall be paid on such refunded purchase price unless otherwise determined by the Administrator.

     9.2 The Plan shall be governed by, and construed and enforced in accordance with, the internal laws of the State of California without giving effect to conflict-of-law principles.

CALAVO GROWERS, INC.
2530 Red Hill Avenue
Santa Ana, California 92705-5542

PROXY NO.

This Proxy is solicited on behalf of the Board of Directors. The undersigned hereby revokes all previous proxies and constitutes and appoints Lecil E. Cole and Roy V. Keenan, and each or either of them, as proxies of the undersigned, each with the power to appoint his substitute, to represent and to vote as designated below, all the shares of common stock of Calavo Growers, Inc. held of record by the undersigned on February 1, 2002 at the Annual Meeting of Shareholders to be held March 18, 2002 and at any postponement or adjournment thereof. The voting power granted to the proxies includes the power to vote cumulatively in the election of directors if deemed necessary or appropriate by the proxies.

ITEM 1 — ELECTION OF DIRECTORS

Check Appropriate Box

FOR all nominees recommended by the Board of Directors	[ ]

WITHHOLD AUTHORITY to vote for all nominees listed below (to “Withhold Authority” to vote for any individual nominee(s), write the name(s) of the nominee(s) on the line below)	[ ]

Name of Nominee(s):_____________________________________________________________

(Instruction: If you desire to allocate your votes to individual nominees on a cumulative basis, as explained in the accompanying Proxy Statement, please indicate the number of votes that you would like to have cast FOR each nominee. The total of the votes you cast on this proxy may not exceed the number of shares you own times ten. For example, if you own 100 shares, you are entitled to cast 1,000 votes for director nominees. However, if you have cast your proxy for either of the above two choices, do not complete this table.)

District*	Name

1 - Santa Paula	Lecil E. Cole	___________ Votes FOR
2 - Valley Center	Edward P. Smith	___________ Votes FOR
3 - Valley Center	George H. Barnes	___________ Votes FOR
4 - Escondido	Fred J. Ferrazzano	___________ Votes FOR
5 - Temecula	Roy V. Keenan	___________ Votes FOR
6 - Fallbrook	Alva V. Snider	___________ Votes FOR
7 - Carpinteria	Scott Van Der Kar	___________ Votes FOR
8 - Santa Paula	J. Link Leavens	___________ Votes FOR
9 - Santa Paula	Dorcas H. Thille	___________ Votes FOR
10 - Goleta	John M. Hunt	___________ Votes FOR
Total Votes Cast:

*District references are for informational purposes only.

ITEM 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

Check Appropriate Box

FOR the appointment of Deloitte & Touche LLP	[ ]
AGAINST the appointment of Deloitte & Touche LLP	[ ]
ABSTAIN as to the appointment of Deloitte & Touche LLP	[ ]

ITEM 3 — APPROVAL OF THE 2001 STOCK PURCHASE PLAN FOR OFFICERS AND EMPLOYEES

Check Appropriate Box

FOR the Approval of the Plan	[ ]
AGAINST the Approval of the Plan	[ ]
ABSTAIN as to the Approval of the Plan	[ ]

THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE SLATE OF NOMINEES RECOMMENDED BY THE BOARD OF DIRECTORS, “FOR” THE APPOINTMENT OF DELOITTE & TOUCHE LLP, AND “FOR” THE APPROVAL OF THE 2001 STOCK PURCHASE PLAN FOR OFFICERS AND EMPLOYEES. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

Name of Person Voting:

(Please Print)

Signature: _________________________ Date: ___________________

Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
USING THE ENCLOSED ENVELOPE